                                                                 EXHIBIT (10)(c)
                               AMENDMENT NO. 2
                                    TO THE
                                  H&R BLOCK
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS


         H&R BLOCK, INC. (the "Company"), adopted the H&R Block Deferred Compensation Plan for Directors (the "Plan") effective as of September 1, 1987. The Company amended said Plan by Amendment No. 1 effective May 1, 1995. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 2 is effective as of December 11, 1996.

                                   AMENDMENT

         1. Section 2.1.15 of the Plan, as previously amended, is further amended by deleting the following phrases: "CompuServe Incorporated," and "and MECA Software, Inc.,".

         2. Section 2.1.20 of the Plan is amended by replacing the word "monthly" with "semimonthly".

         3. Section 4.2.1 of the Plan, as previously amended, is further amended by replacing the phrase "April 30" in the second sentence of said Section with "September 30".

         4. Section 6.1 of the Plan is amended by replacing the phrase "Participant as a Director" in subsection (a) thereof with "Participant's membership on all Boards of Directors of all Participating Affiliates".

         5.      Section 6.2 of the Plan is replaced with the following new
Section 6.2:

                          "Section 6.2.  Form of Benefits for Distributions
                 Made for Reasons Other Than Death.

                 6.2.1. For distributions made for reasons other than the death of the Participant, payments from the Account shall be made in accordance with the Standard Form of Benefit.
                 However, the Participant in the Plan Year prior to payment of benefits may petition the Committee for, and the Committee may approve at such time, one of the following forms of benefit:

                          (a) semimonthly payments over a five (5) year period; or

                          (b)     a single distribution.

                 6.2.2. Except for a single distribution, benefit payments shall be in the form of semimonthly cash installments paid during the applicable payment period (the 'Overall Payment Period'). The amount of each installment payment shall be level during the portion of the Overall Payment Period ending on December 31 of the Plan Year in which benefit payments commence (the 'Initial Payment Period'), during each complete calendar year of the Overall Payment Period thereafter (a 'Calendar Year Payment Period'), and during any remaining period of the Overall Payment Period following the last Calendar Year Payment Period (the 'Remainder Payment Period'), but will vary from one such portion of the Overall Payment Period to the next.

                 6.2.3. If the Participant elected the fixed rate investment option or the Common Stock crediting rate option, the amount of each level benefit payment for the Initial Payment Period, if any, each Calendar Year Payment Period, and the Remainder Payment Period, if any, shall be calculated using the balance in the Account as of the beginning of the applicable payment period and amortizing such balance over the remaining Overall Payment Period using the applicable interest rate, such that the Account balance at the end of the Overall Payment Period is zero. The applicable interest rate to be used for amortization and reamortization purposes shall be (i) the crediting rate determined in accordance with Section 4.2 if the Participant elected the fixed rate investment option, and
                 (ii) an assumed interest rate of zero percent (0%) per annum if the Participant elected the Common Stock crediting rate option. If the Participant elected the Common Stock crediting rate option, the balance in the Account as of the beginning of each Calendar Year Payment Period and the Remainder Payment Period, if any, shall be the value of such Account as of the first business day of such Calendar Year Payment Period or the Remainder Payment Period, as the case may be.

                 6.2.4. If the Participant elected the variable rate investment option, (a) the amount of each level payment for the Initial Payment Period, if any, shall be calculated using the balance in the Account as of the beginning of the Initial Payment Period and amortizing such balance over the remaining Overall Payment Period using an assumed interest rate of five percent (5%) per annum; (b) the amount of each level payment for each Calendar Year Payment Period shall be calculated taking the balance in the Account as of November 30 of the calendar year immediately prior to such Calendar Year Payment Period, subtracting the benefit payments made during the portion of such calendar year following November 30, and amortizing the difference over the remaining Overall Payment Period using an assumed interest rate of five percent (5%) per annum; and (c) the amount of each level payment for the Remainder Payment Period, if any, shall be calculated by taking the balance in the Account as of November 30 of the calendar year immediately prior to the Remainder Payment Period, subtracting the benefit payments made during the portion of such calendar year following November 30, and amortizing the difference over the Remainder Payment Period using an assumed interest rate of zero percent (0%) per annum. If the actual crediting rate for the Remainder Payment Period is more than zero percent, the additional gain resulting from the difference shall be paid to the Participant in a single payment within six months after the last day of the Remainder Payment Period.

                 6.2.5. The Account shall continue to be credited during the Overall Payment Period with gains and losses as provided in
                 Section 4.2.

                 6.2.6. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, (i) increase or reduce any assumed interest rate set forth in this Section 6.2 and any such assumed interest rate, as so adjusted, shall be effective for calculating level semimonthly installments for Participants whose benefit payments commence after the date of such adjustment, and (ii) change the date set forth in Section
                 6.2.4 on which the balance in the Participant's Account is to be determined for purposes of calculating the amount of each level payment for each Calendar Year Payment Period and each Remainder Payment Period, and any such revised date shall be effective for calculating level semimonthly installments for the Calendar Year Payment Period or the Remainder Payment Period beginning on or after the effective date of such revision."

         6. Section 6.4.1 of the Plan is amended by replacing the third sentence thereof with the following new sentence:

                 "The Account shall be credited from the date of the Participant's death at an interest rate equal to the rate of one-year United States Treasury notes, said rate to be determined once each Plan Year and to be the rate in effect as of September 30 of the Plan Year to which it applies, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company."

         7. Section 6.4.2 of the Plan is amended by replacing the first two sentences thereof with the following new sentences:

                 "In the event a Participant dies prior to the time benefits commence, the Company shall pay a pre-retirement death benefit to the Participant's Beneficiary equal to the Participant's Account as of the date of the Participant's death, annuitized over a ten-year period at an interest rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year immediately prior to the Plan Year in which payment of the pre-retirement death benefit commences, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company. The pre-retirement death benefit shall be paid semimonthly for a ten-year period."

         8. Section 9.1 of the Plan is amended by adding the following sentence to the end of said Section:

                 "Notwithstanding anything in this Section 9.1 to the contrary, the Committee may, in its discretion, (i) amend the Plan to increase or reduce any assumed interest rate set forth in
                 Section 6.2, in accordance with the provisions of Section 6.2.6, or (ii) amend the Plan to change the date set forth in
                 Section 6.2.4 on which the balance in the Participant's Account is to be determined for purposes of calculating the amount of each level payment for each Calendar Year Payment Period and each Remainder Payment Period, in accordance with the provisions of Section 6.2.6."

         9. Except as modified in this Amendment No. 2, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.

                                   H&R BLOCK, INC.


                                   By: /s/ Frank L. Salizzoni
                                       --------------------------------------
                                   Its: President and Chief Executive Officer
                                        -------------------------------------